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                                                                    EXHIBIT 10

                           GENERAL BINDING CORPORATION
                THIRD AMENDMENT TO MULTICURRENCY CREDIT AGREEMENT


         This Third Amendment to Multicurrency Credit Agreement (herein, the "Amendment") is entered into as of March 31, 1999, between General Binding Corporation, a Delaware corporation (the "Company"), each Borrowing Subsidiary party to the Credit Agreement (as such term is defined below), each of the Banks party to such Credit Agreement, Harris Trust and Savings Bank, as a Bank and in its capacity as agent under the Credit Agreement (the "Administrative Agent") and LaSalle National Bank, The First National Bank of Chicago, The Bank of New York and Credit Agricole Indosuez, each as a Bank and in their respective capacities as Co-Agents under the Credit Agreement.


                             PRELIMINARY STATEMENTS

          A. The Company and the Banks entered into a certain Multicurrency Credit Agreement, dated as of January 13, 1997 (as amended, the "Credit Agreement"). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

          B. The Company has requested that the Banks consent to an increase in the Domestic Swing Line Commitment and the Multicurrency Swing Line Commitment, amend certain covenants, add and amend certain definitions and make certain other amendments to the Credit Agreement, and the Banks are willing to do so under the terms and conditions set forth in this Amendment.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.    AMENDMENTS.

         Subject to the satisfaction of the conditions precedent set forth in
Section 2 below, the Credit Agreement shall be and hereby is amended as follows:

                   (a) The definition of Eurocurrency Margin appearing in
         Section 1.3(b) of the Credit Agreement is hereby amended in its entirety and as so amended is restated to read as follows:

                  "Eurocurrency Margin" means (a) for each Eurocurrency Bid Loan the percentage agreed to pursuant to Section 2.4 hereof and
                  (b) for each Committed Eurocurrency Loan, 1.150% per annum from and including the Third Amendment Effective Date until the next Pricing Date and thereafter from, and including, one Pricing Date to, but not including, the next a rate per annum determined in accordance with the following schedule:




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                           Level:                  Eurocurrency Margin:

                           Level I                        0.525%
                           Level II                       0.575%
                           Level III                      0.625%
                           Level IV                       0.825%
                           Level V                        0.950%
                           Level VI                       1.150%
                           Level VII                      1.350%
                           Level VIII                     1.375%

                           The Company acknowledges that a Leverage Ratio within
                  Level VIII constitutes an Event of Default.

                   (b) Section 5.2 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

                           "Section 5.2. Minimum Borrowing Amount. Each
                  Borrowing of Domestic Rate Loans (other than a Borrowing of Domestic Swing Line Loans) shall be in an amount not less than $3,000,000 and in integral multiples of $100,000. Each Borrowing of Domestic Swing Line Loans shall be in a minimum amount of $100,000. Each Borrowing of Eurocurrency Loans (other than a Borrowing of Multicurrency Swing Line Loans) shall be (x) if denominated in U.S. Dollars, in an amount not less than $10,000,000 and in integral multiples of $100,000 and (y) if denominated in an Alternative Currency, in an amount not less than an Original Dollar Amount of $5,000,000 and in integral multiples of 100,000 units of the relevant currency. Each Borrowing of Multicurrency Swing Line Loans shall be in an amount not less than an Original Dollar Amount of $500,000. Each Borrowing of Bid Loans shall be in an amount not less than an Original Dollar Amount of $3,000,000. There is no requirement that Borrowings of Swing Line Loans or Bid Loans which exceed such minimum amounts be in any particular multiple."

                   (c) The following definitions appearing in Section 8 of the Credit Agreement shall be amended in their entirety and as so amended shall be restated to read as follows:

                           "Alternative Currency" means (i) any of Euros,
                  Belgian Francs, Deutsche Marks, Dutch Guilders, Japanese Yen, Pounds Sterling, Spanish Pesetas, Australian Dollars, Canadian Dollars, French Francs, Italian Lira, Swiss Francs, Austrian Shillings, New Zealand Dollars, Singapore Dollars, Swedish Krona, Irish Punts and Portuguese Escudos (collectively, the "Designated Alternative Currencies") and (ii) any other currency available to each Bank



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                  (each such other non-designated currency being hereinafter referred to as an "Other Alternative Currency"), in each case for so long as such Designated Alternative Currency and Other Alternative Currency, as the case may be, is freely transferable and freely convertible to U.S. Dollars and the Dow Jones Telerate Service or Reuters monitor Money Rates Service (or any successor to either) reports a LIBOR for such currency for interest periods of one, two, three and six calendar months; provided, however, that availability of each Other Alternative Currency is subject to the additional conditions that (a) the Company has made written request on the Administrative Agent to add such currency as an Other Alternative Currency (the Administrative Agent to promptly notify the Banks of each such request and the proposed effective date of such currency's inclusion as an Other Alternative Currency), (b) such currency shall, subject to the other provisions of this definition, constitute an Other Alternative Currency effective on the date ten (10) Business Days following such notice by the Administrative Agent to the Banks of the Company's request for such new currency, (c) such amendments, modifications or supplements are made to this Agreement as the Administrative Agent determines are necessary or appropriate (if any) to give effect to the borrowing and funding of Loans in such Other Alternative Currency and (d) such additional currency shall no longer be available if any of the Banks notifies the Administrative Agent that in the judgment of such Bank, it is impossible, illegal or impracticable for such Bank to make or participate in Loans in such Other Alternative Currency or that in the judgment of such Bank, additional costs or expenses will be incurred by such Bank or additional taxes, charges or other impositions will be imposed on such Bank (such as withholding taxes of the type described in Section 17.1(a) hereof) as a result of making or participating in Loans in such Other Alternative Currency disbursed or payable in the United States or any Approved Jurisdiction.

                           "Alternative Swing Line Currency" means any of Euros,
                  Deutsche Marks, Dutch Guilders, Pounds Sterling, French Francs, Swiss Francs and Austrian Shillings, in each case for so long as such currency constitutes an Alternative Currency; provided, however, that availability of each Alternative Swing Line Currency is subject to the additional conditions that (a) the Multicurrency Swing Line Bank has not notified the Administrative Agent that in the judgment of the Multicurrency Swing Line Bank, it is impossible, illegal or impracticable for such Bank to make Multicurrency Swing Line Loans in such Alternative Swing Line Currency or that in the judgment of the Multicurrency Swing Line Bank, additional costs or expenses will be incurred by such Bank





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                  or additional taxes, charges or other impositions will be
                  imposed on such Bank (such as withholding taxes of the type described in Section 17.1(a) hereof) as a result of making Multicurrency Swing Line Loans in such Alternative Swing Line Currency disbursed or payable in the United States or any Approved Jurisdiction and (b) such amendments, modifications or supplements are made to this Agreement as the Administrative Agent and Multicurrency Swing Line Bank determine are necessary or appropriate (if any) to give effect to the borrowing and funding of Multicurrency Swing Line Loans in such Alternative Swing Line Currency.

                           "Approved Jurisdictions" means Austria, Australia,
                  Belgium, Canada, Germany, Holland, the Republic of Ireland, Italy, Japan, New Zealand, Singapore, Sweden, Portugal, Spain, Switzerland and the United Kingdom and such other jurisdictions as the Company requests from time to time in writing; provided, however, that the addition of any Approved Jurisdiction not specifically listed above in this sentence is subject to the additional conditions that (a) the Company has made written request on the Administrative Agent to add such jurisdiction as an Approved Jurisdiction (the Administrative Agent to promptly notify the Banks of each such request and the proposed effective date of such jurisdiction's inclusion as an Approved Jurisdiction), (b) such jurisdiction shall, subject to the other provisions of this definition, constitute an Approved Jurisdiction effective on the date ten (10) Business Days following such notice by the Administrative Agent to the Banks of the Company's request for such new jurisdiction, (c) such amendments, modifications or supplements are made to this Agreement as the Administrative Agent determines are necessary or appropriate (if any) to give effect to the addition of such Approved Jurisdiction and (d) such additional jurisdiction shall no longer be an Approved Jurisdiction if any of the Banks notifies the Administrative Agent that in the judgment of such Bank, it is impossible, illegal or impracticable for such Bank to make or participate in Loans disbursed or payable in such Approved Jurisdiction or that in the judgment of such Bank, additional costs or expenses will be incurred by such Bank or additional taxes, charges or other impositions will be imposed on such Bank (such as withholding taxes of the type described in Section 17.1(a) hereof) as a result of making or participating in Loans disbursed or payable in such Approved Jurisdiction.

                           "Business Day" means any day other than a Saturday or
                  Sunday on which banks are not authorized or required to close in Chicago, Illinois and, if the applicable Business Day relates to the borrowing or payment of a Eurocurrency Loan denominated in




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                  U.S. Dollars, on which banks are dealing in U.S. Dollar
                  deposits or the relevant Alternative Currency in the interbank market in London, England and, if the applicable Business Day relates to the borrowing or payment of a Eurocurrency Loan denominated in an Alternative Currency (other than Euros), on which banks and foreign exchange markets are open for business in the city where disbursements of or payments on such Loan are to be made and, if the applicable Business Day relates to the borrowing or payment of a Eurocurrency Loan denominated in Euros, on which banks and foreign exchange markets are open for business in the city where disbursements of or payments on such Loan are to be made which is a TARGET Day.

                           "Consolidated EBITDA" means, for any period,
                  determined on a consolidated basis for the Company and its Subsidiaries in accordance with GAAP, (i) earnings before income taxes for such period, plus (ii) Consolidated Interest Expense for such period, plus (iii) the amount of all depreciation and amortization expense deducted in determining earnings for such period, minus (iv) net earnings for such period of any unconsolidated Person in which the Company or any Subsidiary has an ownership interest, unless such earnings are received in cash pursuant to a dividend distribution (or equivalent distribution in the event of one made by a Person other than a corporation) received by the Company, any Borrower or any Guarantor, plus (v) net losses for such period of any unconsolidated Person in which the Company or any Subsidiary has an ownership interest to the extent such losses are deducted in determining earnings for such period in an amount in excess of any increase during such period in Investments of the Company and its Subsidiaries in such Person; provided, however, that notwithstanding anything in this definition to the contrary: (a) non-cash gains and non-cash losses on sales or other dispositions of assets of the Company and its Subsidiaries outside the ordinary course of their business shall be given no effect in determining Consolidated EBITDA; and (b) if an Acquisition or Divestiture occurs at any time during such period, Consolidated EBITDA shall be calculated on a proforma basis to include (in the case of an Acquisition) or exclude (in the case of a Divestiture) earnings reasonably allocable to the acquired (or divested) Person or business, as the case may be, for the entire period as if such Acquisition or Divestiture had taken place on the first day of such period, all as reasonably calculated by the Company based on historical operations (including, but not limited to, operations conducted during such quarter) and reasonably calculated adjustments due to anticipated operational changes. Notwithstanding anything contained herein to the contrary, to the



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                  extent deducted in computing Consolidated EBITDA for any
                  period, the Fiscal Year 1999 Charges shall be added back to each such computation of Consolidated EBITDA for the relevant period.


                           "Domestic Swing Line Commitment" means $35,000,000,
                  as such amount may be reduced pursuant to Section 5.7 hereof.


                           "Leverage Ratio" means, as of any time the same is to
                  be determined, the ratio of (a) the amount (but in no event less than $1) by which (i) Consolidated Debt at such time exceeds (ii) the lesser of (A) the amount of Permitted Cash Equivalents then on hand in excess of $7,000,000 or (B) $18,000,000 to (b) Consolidated EBITDA for the four then most recently completed fiscal quarters of the Company.


                           "Multicurrency Swing Line Commitment" means
                  $35,000,000, as such amount may be reduced pursuant to Section
                  5.7 hereof.


                   (d) Section 5.4 of the Credit Agreement shall be amended by adding new subsections (d) and (e) at the end thereof which shall be stated to read as follows:


                           "(d) Additional Mandatory Prepayment. If the
                  aggregate U.S. Dollar Equivalent or Original Dollar Amount of outstanding Loans and L/C Obligations in each case denominated in the same Alternative Currency less in each case the aggregate amount cash held by the Administrative Agent in the cash collateral account described in Section 5.4(e) below (to the extent in excess of any amount so held as cash collateral pursuant to Section 5.4(e) below with respect to any other Alternative Currency) shall at any time for any reason exceed the Foreign Currency Sub-Limit (if any) for such Alternative Currency (any such excess being herein referred to as the "Foreign Currency Excess"), the Company shall, within two (2) Business Days, pay the amount of such Foreign Currency Excess to the Administrative Agent for the ratable benefit of the Banks as a prepayment of such Loans (to be applied to such Loans as the Company shall direct at the time of such payment) and, if necessary, a prefunding of such Letters of Credit. Immediately upon determining the need to make any such prepayment, the Company shall notify the Administrative Agent of such required prepayment. Each such prepayment shall be accompanied by a




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                  payment of all accrued and unpaid interest on the Loans
                  prepaid and shall be subject to Section 5.8.

                           (e) Cash Collateral Option. Notwithstanding the
                  foregoing, if and so long as no Default or Event of Default has occurred and is continuing, if and to the extent a mandatory prepayment required under this Section 5.4 would otherwise be applied against any Eurocurrency Loan denominated in an Alternative Currency, the Company may, in lieu of making such prepayment, remit to the Administrative Agent an amount in U.S. Dollars which is the then U.S. Dollar Equivalent of such prepayment, which remittance shall be held in a cash collateral account maintained by the Company with the Administrative Agent (such account to be analogous to the Account identified and defined in Section 13.4(b) hereof except that the Administrative Agent shall purchase, on the last day of the Interest Period then applicable to such Eurocurrency Loan (or if earlier and the Administrative Agent so elects, the first Business Day immediately following the occurrence of any Default or Event of Default) the greatest amount of Alternative Currency (but in no event greater than the amount necessary to make such prepayment) which the Administrative Agent can, in accordance with its normal banking procedures, purchase (after any premium and costs of exchange) with the cash so held in such cash collateral account, for delivery on the date of such purchase and apply the amount of Alternative Currency so purchased to reduce the principal of such Eurocurrency Loan. Notwithstanding anything herein to the contrary, to the extent the Company has so provided cash collateral to the Administrative Agent in lieu of making a prepayment required under Section 5.4(d) above on a Eurocurrency Loan denominated in an Alternative Currency, if at any time prior to the aforesaid conversion of such sum to such Alternative Currency and the application of such sum in reduction of such Eurocurrency Loan, the Administrative Agent determines that no Foreign Currency Excess exists (whether by virtue of exchange rate fluctuation or a payment on the relevant Eurocurrency Loans), the Administrative Agent shall release such cash from the cash collateral account upon the Company's request to the extent that after giving effect to such release, no Foreign Currency Excess, Default or Event of Default would exist.

                   (e) The following definitions shall be added to Section 8 of the Credit Agreement in the appropriate alphabetical locations:

                           "Divestiture" means any transaction or series of
                  related transactions, by which the Company or any of the Subsidiaries




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                  sells or otherwise disposes of (i) any going business, line of business or all or substantially all of the assets of any Subsidiary or (ii) any Subsidiary.

                           "EMU" means economic and monetary union as
                  contemplated  in the Treaty on European Union.

                           "EMU Commencement" means January 1, 1999 (the date of
                  commencement of the third stage of EMU).

                           "EMU Legislation" means legislative measures of the
                  European Council for the introduction of, changeover to or operation of a single or unified European currency (whether known as the "euro", "euros" or otherwise), being in part the implementation of the third stage of EMU.

                           "Euro" means the single currency of Euro Members of
                  the European Union.

                           "Euro Member" means each state described as a
                  "participating member state" in any EMU Legislation.

                           "Euro Unit" means the currency unit of Euros.

                           "Fiscal Year 1999 Charges" means up to $7,500,000
                  attributable to those certain non-recurring non-cash charges and up to $15,000,000 attributable to those certain non-recurring cash charges, in each case incurred under the expense reduction/restructuring program of the Company in the relevant period during the Company's fiscal year ended December 31, 1999. Any foregoing cash and non-cash charges not classified as "restructuring charges" in accordance with GAAP must be one-time expenses reasonably deemed to have been incurred as a result of such expense reduction/restructuring program, and such expenses must be reported by the Company in reasonable detail in separate schedules accompanying the Compliance Certificates required by Section 12.6 hereof for each of the fiscal quarters in which such expenses are incurred.

                           "Foreign Currency Sub-Limit" means $15,000,000 with
                  respect to New Zealand Dollars and $15,000,000 with respect to Portuguese Escudos or any amount set by the Required Banks for any Other Alternative Currency in a written notice from the Administrative Agent to the Company.




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                           "Hedging Liability" means the liabilities of one or
                  more of the Borrowers or one or more of the Subsidiaries to the Banks or any of them or to any of their Affiliates arising in connection with any one or more interest rate swaps, interest rate caps, interest rate collars or other interest rate hedging arrangements from time to time entered into by any Borrower or any Subsidiary with any Bank or any Affiliate of any Bank. Unless and until the amount of the Hedging Liability is fixed and determined, the Hedging Liability shall be deemed to be the market value of the hedge from the date of computation to the date the hedge expires.

                            "Net Equity Proceeds" means the proceeds received in
                  consideration of the issuance and sale of equity securities by the Company or any Subsidiary, net of reasonable underwriting discounts and commissions and other reasonable costs directly incurred and payable as a result thereof.

                           "Permitted Cash Equivalents" means, to the extent
                  held in accounts within the United States: debt securities which constitute direct obligations of any government, commercial paper, certificates of deposit, banker's acceptances, repurchase agreements with respect to government securities and any other investments that would reasonably be considered cash equivalents of like kind and nature.

                           "TARGET Day" means any day on which the
                  Trans-European Automated Realtime Gross Settlement Express Transfer system is operating.

                           "Third Amendment Effective Date" means March 31,
                  1999.

                           "Treaty on European Union" means the Treaty of Rome
                  of March 25, 1957, as amended by the Single European Act of 1986 and the Maastricht Treaty (which was signed at Maastricht on February 7, 1992, and came into force on November 1, 1993, as amended from time to time).

                           "Year 2000 Problem" means any significant risk that
                  computer hardware, software, or equipment containing embedded microchips essential to the business or operations of the Company or any of its Subsidiaries will not, in the case of dates or time periods occurring after December 31, 1999, function at least as efficiently and reliably as in the case of times or time periods occurring before January 1, 2000, including the making of accurate leap year calculations.



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                   (f) Section 9 of the Credit Agreement shall be amended by
         adding thereto a new Section 9.16 which reads as follows:

                           "Section 9.16. Year 2000 Compliance. The Company is
                  conducting a comprehensive review and assessment of all areas within its and each of its Subsidiaries' business and operations (including, to the extent the Company deems appropriate, those areas affected by suppliers, vendors and customers) reasonably expected to be affected by any defect in computer software, data bases, hardware, controls and peripherals related to the occurrence of the year 2000 or the use at any time of any date which is before, on and after December 31, 1999, in connection therewith. Based on the foregoing review, assessment and inquiry, the Company believes that no such defect could reasonably be expected to have a Material Adverse Effect."

                   (g) Section 11.2(d) of the Credit Agreement shall be amended by (i) deleting the reference to "and" appearing at the end of subsection (iv) thereof, (ii) renumbering subsection (v) thereof to new subsection (vi) and (iii) insert a new subsection (v) which shall be stated to read as follows:

                           "(v) neither the Original Dollar Amount nor the U.S.
                  Dollar Equivalent of all Loans and L/C Obligations denominated in an Alternative Currency and outstanding hereunder shall exceed the Foreign Currency Sub-Limit (if any) for such Alternative Currency,"

                   (h) Section 12.15 of the Credit Agreement shall be amended in its entirety and as so amended shall be restated to read as follows:

                           "Section 12.15. Consolidated Shareholder's Equity.
                  The Company will, as of the close of each fiscal quarter of the Company, maintain a Consolidated Shareholder's Equity of not less than the Minimum Required Amount. For purposes of this section, the "Minimum Required Amount" shall mean $134,114,000 and shall increase (but not decrease) (x) as of December 31, 1996 and each fiscal quarter thereafter, by an amount equal to 50% of the cumulative positive Consolidated Net Income earned for the fiscal quarter of the Company then ended (but with each such fiscal quarter taken separately, without reduction in the Minimum Required Amount for any negative Consolidated Net Income for any fiscal quarter) and
                  (y) as of each issuance and sale of any equity securities by the Company or any Subsidiary, by an amount equal to 80% of the Net Equity Proceeds generated from such sale. For purposes of this Section, Consolidated Shareholder's Equity shall be determined exclusive



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                  of changes from and after September 30, 1996 in the foreign currency translation adjustment under Financial Accounting Standards Board Statement No. 52 as in effect from time to time."

                   (i) Sections 12.17 and 12.18 of the Credit Agreement shall be amended in their entirety to be and to read as follows:

                           "Section 12.17. Leverage Ratios. (a) Leverage Ratio.
                  The Company shall not, as of the close of any fiscal quarter of the Company set forth below, permit the Leverage Ratio to be more than the amount set forth to the right of such closing date:

                  As of Close of Each Fiscal Quarter Ending During Period:

                                                                         Leverage Ratio Shall
                  From and Including         To and Including              Not be More Than:
                  ------------------         ----------------              -----------------
                 1st fiscal quarter of     4th fiscal quarter of                5.00 to 1
                   fiscal year 1999           fiscal year 1999

                 1st fiscal quarter of      4th fiscal quarter of               4.50 to 1
                   fiscal year 2000           fiscal year 2000

                 1st fiscal quarter of      each fiscal quarter                 4.25 to 1
                   fiscal year 2001             thereafter


                           (b) Senior Leverage Ratio. The Company shall not, as
                  of the close of any fiscal quarter of the Company set forth below, permit the Senior Leverage Ratio to be more than the amount set forth to the right of such closing date:



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

                  As of Close of Each Fiscal Quarter Ending During Period:


                                                                             Leverage Ratio Shall
                         From and Including         To and Including           Not be More Than:
                         ------------------         ----------------           -----------------
                        1st fiscal quarter of    4th fiscal quarter of             3.75 to 1
                          fiscal year 1999          fiscal year 1999

                        1st fiscal quarter of    4th fiscal quarter of             3.25 to 1
                          fiscal year 2000          fiscal year 2000

                         1st fiscal quarter       each fiscal quarter              3.00 to 1
                         of fiscal year 2001           thereafter


                           Section 12.18. Interest Coverage Ratio. The Company
                  shall not, as of the close of any fiscal quarter of the Company set forth below, permit the Interest Coverage Ratio to be less than the amount set forth to the right of such closing date:

                  As of Close of each Fiscal Quarter Ending During Period:


                                                                          Interest Coverage Ratio
                                                                                   Shall
                    From and Including           To and Including            Not be Less Than:
                    ------------------           ----------------            -----------------
                   1st fiscal quarter of       4th fiscal quarter of             2.50 to 1
                     fiscal year 1999                 fiscal
                                                     year 2000

                   1st fiscal quarter of        each fiscal quarter             2.75 to 1
                     fiscal year 2001               thereafter


                   (j) Section 12 of the Credit Agreement shall be amended by adding thereto new Sections 12.25 and 12.26 which shall read as follows:

                           "Section 12.25. Year 2000 Assessment. The Company
                  shall complete on a timely basis the review and assessment of its business and operations referred to in Section 9.16 hereof and use reasonable efforts to assure that its computer-based and other systems (and those of all Subsidiaries) are able to effectively process dates, including dates before, on and after January 1, 2000, without experiencing any Year 2000 Problem that could





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

                  reasonably be expected to cause a Material Adverse Effect. At the request of the Administrative Agent, the Company will provide the Administrative Agent with such written reports and information (including, but not limited to, the results of internal or external audit reports prepared in the ordinary course of business) reasonably acceptable to the Administrative Agent as to the capability of the Company and its Subsidiaries to conduct its and their businesses and operations before, on and after January 1, 2000, without experiencing a Year 2000 Problem causing a Material Adverse Effect.

                           Section 12.26. European Monetary Union. (a) If, as a
                  result of the EMU Commencement, (i) any Alternative Currency ceases to be lawful currency of the state issuing the same and is replaced by Euros or (ii) any Alternative Currency and Euros are at the same time both recognized by the central bank or comparable governmental authority of the state issuing such currency as lawful currency of such state, then any amount payable hereunder by any party hereto in such Alternative Currency (including, without limitation, any Loan to be made under this Agreement) shall instead be payable in Euros and the amount so payable shall be determined by redenominating or converting such amount into Euros at the exchange rate officially fixed by the European Central Bank for the purpose of implementing the EMU, provided, that to the extent any EMU Legislation provides that an amount denominated either in Euros or in the applicable Alternative Currency can be paid either in Euros or in the applicable Alternative Currency, each party to this Agreement shall be entitled to pay or repay such amount in Euros or in the applicable Alternative Currency. Prior to the occurrence of the event or events described in clause (i) or (ii) of the preceding sentence, each amount payable hereunder in any such Alternative Currency will, except as otherwise provided herein, continue to be payable only in that Alternative Currency.

                           (b) The Company (acting on behalf of the Borrowers)
                  shall from time to time, at the request of the Administrative Agent, pay to the Administrative Agent for the account of each Bank the amount of any cost or increased cost incurred by, or of any reduction in any amount payable to or in the effective return on its capital to, or of interest or other return foregone by, such Bank or any holding company of such Bank as a result of the introduction of, changeover to or operation of Euros in any applicable state to the extent reasonably attributable to such Bank's obligations hereunder or for the credit which is the subject matter hereof; provided, however, that (a) such Bank shall promptly notify the

                  Company of an event which might cause it to seek compensation, and the Company shall be obligated to pay only such compensation which is incurred or which arises after the date ninety (90) days prior to the date such notice is given and
                  (b) such Bank shall not be entitled to make such a claim for compensation if the Bank has not generally been making claims for compensation under similar circumstances from other borrowers similarly situated under loan agreements with provisions comparable to this Section entitling the Bank to make such a claim. In the event any circumstance arises by virtue of which a Bank is determined to be entitled to a refund for any amount or amounts which were paid or reimbursed by the Company to such Bank hereunder, such Bank shall refund such amount or amounts to the Company without interest. Each Bank that determines to seek compensation under this Section 12.26(b) shall notify the Company and the Administrative Agent of the circumstances that entitle the Bank to such compensation pursuant to this Section 12.26(b) and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise impractical or disadvantageous in any material respect to such Bank. A certificate of any Bank claiming compensation under this Section 12.26(b) and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of demonstrable error. In determining such amount, such Bank may use any reasonable averaging and attribution methods. The protection of this Section 12.26(b) shall be available to each Bank regardless of any possible contention of the invalidity or inapplicability of any law, regulation or other condition which shall give rise to any demand by such Bank for compensation.

                           (c) With respect to the payment of any amount
                  denominated in Euros or in any Alternative Currency, the Administrative Agent shall not be liable to the Company (acting on behalf of the Borrowers) or any of the Banks in any way whatsoever for any delay, or the consequences of any delay, in the crediting to any account of any amount required by this Agreement to be paid by the Administrative Agent if the Administrative Agent shall have taken all relevant steps to achieve, on the date required by this Agreement, the payment of such amount in immediately available, freely transferable, cleared funds (in the Euro Unit or, as the case may be, in any Alternative Currency) to the account with the bank in the principal financial center in the Euro Member which the Company (acting on behalf of the Borrowers) or, as the case may be, any Bank shall have specified for such purpose. In this paragraph (c), "all relevant steps" means all such steps as may be prescribed from time to time by the regulations or operating procedures of such clearing or settlement system as the Administrative Agent may from time to time determine for the purpose of clearing or settling payments of Euros.

                           (d) If the basis of accrual of interest or fees
                  expressed in this Agreement with respect to the currency of any state that becomes a Euro Member shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest or fees in respect of Euros, such convention or practice shall replace such expressed basis effective as of and from the date on which such state becomes a Euro Member; provided, that if any Loan in the currency of such state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Loan, at the end of the then current Interest Period.

                           (e) In addition, the Company (acting on behalf of the
                  Borrowers) and the Administrative Agent shall enter into negotiations in good faith, if and to the extent necessary, to amend this Agreement (including, without limitation, the definition of Eurocurrency Loan) to reflect such EMU Commencement and change in currency and to put the Banks and the Borrowers in the same position, so far as possible, that they would have been in if such implementation and change in currency had not occurred. The parties hereto acknowledge and agree that if, within sixty (60) days of the commencement of such negotiations, the Company (acting on behalf of the Borrowers) and the Administrative Agent fail to reach agreement regarding any such amendments, then the provisions of Section 14.2 hereof shall be deemed operative and, until such an agreement is reached, the obligations of the Banks to make Eurocurrency Loans in Euros or any other Alternative Currency issued by a Euro Member shall be suspended. Except as provided in the foregoing provisions of this Section 12.26, no such implementation or change in currency nor any economic consequences resulting therefrom shall (i) give rise to any right to terminate prematurely, contest, cancel, rescind, alter, modify or renegotiate the provisions of this Agreement or (ii) discharge, excuse or otherwise affect the performance of any obligations of the Borrowers under this Agreement, any Notes or any other Loan Documents."

                   (k) Section 16.1 of the Credit Agreement shall be amended in its entirety and as so amended shall be restated to read as follows:

                           "Section 16.1. The Guarantees. To induce the Banks to
                  provide the credits described herein and in consideration of benefits expected to accrue to each Guarantor by reason of the Commitments and for other good and valuable consideration, receipt of which is hereby acknowledged, each Guarantor hereby unconditionally, irrevocably and jointly and severally guarantees to each Agent, the Banks, and each other holder of an obligation hereby guaranteed, the due and punctual payment of (i) all present and future indebtedness of the Borrowers and any one or more of them evidenced by or arising out of the Credit Documents, including, but not limited to, the due and punctual payment of principal of and interest on the Notes and the due and punctual payment of all other Obligations now or hereafter owed by the Borrowers and any one or more of them under the Credit Documents as and when the same shall become due and payable, whether at stated maturity, by acceleration or otherwise, according to the terms hereof and thereof and
                  (ii) any Hedging Liability. If any Borrower or Guarantor fails to pay punctually any indebtedness or other obligations guaranteed hereby, each Guarantor hereby unconditionally agrees jointly and severally to make such payment or to cause such payment to be made punctually as and when the same shall become due and payable, whether at stated maturity, by acceleration or otherwise, and as if such payment were made by such Borrower or Guarantor."

                   (l) Exhibit C to the Credit Agreement shall be and hereby is amended and as so amended shall be restated in its entirety to read as set forth on Schedule One hereto.

                   (m) Schedule 9.2 of the Credit Agreement shall be and hereby is amended and as so amended shall read as set forth on Schedule Two attached hereto.

SECTION 2.           CONDITIONS PRECEDENT.

         The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

                   (a) Each Borrower, each Guarantor and the Required Banks shall have executed and delivered this Amendment.

                   (b) The Administrative Agent shall have received a new promissory note from the Company and each Borrowing Subsidiary for the Domestic Swing Line Bank in the form contemplated by the Credit Agreement after giving effect to this amendment.

                   (c) All legal matters with respect to this Amendment have been resolved in a manner reasonably satisfactory to the Administrative Agent.

Upon the satisfaction of such conditions precedent, this Amendment shall be effective as of the Third Amendment Effective Date.

SECTION 3.           REPRESENTATIONS.

         In order to induce the Banks to execute and deliver this Amendment, the Company hereby represents to each Bank that as of the date hereof, after giving effect to this Amendment, the representations and warranties set forth in
Section 9 of the Credit Agreement are and shall be and remain true and correct (except that the representations contained in Section 9.4 shall be deemed to refer to the most recent financial statements of the Company delivered to the Administrative Agent) and the Company is in full compliance with all of the terms and conditions of the Credit Agreement and no Default or Event of Default has occurred and is continuing under the Credit Agreement.

SECTION 4.           MISCELLANEOUS.

         (a) Except as specifically amended herein or waived hereby, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, the Notes, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

         (b) By executing this Amendment in the place provided for that purpose below, each Guarantor hereby consents to the Amendment to the Credit Agreement as set forth herein and confirms that its obligations thereunder remain in full force and effect. Each Guarantor further agrees that the consent of such Guarantor to any further amendments to the Credit Agreement shall not be required as a result of this consent having been obtained.

         (c) The Company agrees to pay on demand all reasonable costs and expenses of or incurred by the Administrative Agent in connection with the negotiation, preparation, execution and delivery of this Amendment, as and to the extent provided in Section 17.15 of the Credit Agreement.

         (d) This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Amendment shall be governed by the internal laws of the State of Illinois.


                           [SIGNATURE PAGES TO FOLLOW]

                                  GENERAL BINDING CORPORATION

                                  By: /s/ William R. Chambers, Jr.
                                      -------------------------------------
                                  Name: William R. Chambers, Jr.
                                        -----------------------------------
                                  Title: Vice President
                                         ----------------------------------

                                  GBC INTERNATIONAL, INC.

                                  By: /s/ William R. Chambers, Jr.
                                      -------------------------------------
                                  Name: William R. Chambers, Jr.
                                        -----------------------------------
                                  Title: Vice President
                                         ----------------------------------

                                  VELOBIND, INCORPORATED


                                  By: /s/ William R. Chambers, Jr.
                                      -------------------------------------
                                  Name: William R. Chambers, Jr.
                                        -----------------------------------
                                  Title: Vice President
                                         ----------------------------------

                                  GBC GENERAL BINDING (NEDERLAND) B.V.

                                  By:GENERAL BINDING CORPORATION
                                  Its:  Attorney-in-Fact

                                        By: /s/ William R. Chambers, Jr.
                                            -------------------------------
                                        Name: William R. Chambers, Jr.
                                              -----------------------------
                                        Title: Vice President
                                              -----------------------------

                                  GBC INDIA HOLDINGS INC.


                                  By: /s/ William R. Chambers, Jr.
                                      -------------------------------------
                                  Name: William R. Chambers, Jr.
                                        -----------------------------------
                                  Title: Vice President
                                         ----------------------------------

         Accepted and agreed to as of the date and year last above written.

                                  HARRIS TRUST AND SAVINGS BANK, in its
                                     individual capacity as a Bank and as
                                     Administrative Agent


                                  By: /s/ Raymond Whitacre
                                      -------------------------------------
                                  Name: Raymond Whitacre
                                        -----------------------------------
                                  Title: Managing Director
                                         ----------------------------------

                                   LASALLE NATIONAL BANK, in its individual
                                      capacity as a Bank and as Co-Agent


                                   By:  /s/ James M. Minich
                                        ---------------------------------------
                                   Name: James M. Minich
                                         --------------------------------------
                                   Title: First Vice President
                                          -------------------------------------

                                   THE FIRST NATIONAL BANK OF CHICAGO, in its
                                      individual capacity as a Bank, as Co-
                                      Syndication Agent and as Co-Agent


                                   By:  /s/ Scott D. Moreen
                                        ---------------------------------------
                                   Name: Scott D. Moreen
                                         --------------------------------------
                                   Title: Vice President
                                          -------------------------------------

                                   THE BANK OF NEW YORK, in its individual
                                      capacity as a Bank and as Co-Agent


                                   By: /s/ John Paul Marotta
                                       ----------------------------------------
                                   Name: John Paul Marotta
                                         --------------------------------------
                                   Title: Vice President
                                          -------------------------------------

                                   CREDIT AGRICOLE INDOSUEZ


                                   By:  /s/ Lynn M. Rosinsky
                                        ---------------------------------------
                                   Name: Lynn M. Rosinsky
                                         --------------------------------------
                                   Title: Vice President
                                          -------------------------------------

                                   By:  /s/ Raymond A. Falkenberg
                                        ---------------------------------------
                                   Name: Raymond A. Falkenberg
                                         --------------------------------------
                                   Title: Vice President, Manager
                                          -------------------------------------

                                   COMERICA BANK


                                   By:  /s/ Jeffrey P. Bradley
                                        ---------------------------------------
                                   Name: Jeffrey P. Bradley
                                         --------------------------------------
                                   Title: Vice President
                                          -------------------------------------

                                   THE BANK OF TOKYO-MITSUBISHI, LTD.,
                                     CHICAGO BRANCH


                                   By: /s/ Hisashi Miyashiro
                                      --------------------------------------
                                   Name: Hisashi Miyashiro
                                         -----------------------------------
                                   Title: Deputy General Manager
                                          ----------------------------------

                                   SUNTRUST BANK, ATLANTA


                                  By: /s/ Charles C. Pick
                                      --------------------------------------
                                  Name: Charles C. Pick
                                        ------------------------------------
                                  Title: Vice President
                                        ------------------------------------


                                  By: /s/ Margaret A. Jaketic
                                     ---------------------------------------
                                  Name:  Margaret A. Jaketic
                                        ------------------------------------
                                 Title:  Vice President
                                        ------------------------------------

                                  MERCANTILE BANK NATIONAL ASSOCIATION


                                  By:  /s/ Gerald S. Kirk
                                      --------------------------------------
                                  Name:  Gerald S. Kirk
                                        ------------------------------------
                                  Title:  Assistant Vice President
                                        ------------------------------------

                                  FIRST UNION NATIONAL BANK (formerly
                                     known as First Union National Bank of
                                     North Carolina)


                                  By:  /s/ C. Jeffrey Seaton
                                      --------------------------------------
                                  Name:  C. Jeffrey Seaton
                                        ------------------------------------
                                  Title:  Senior Vice President
                                        ------------------------------------

                                  NATIONAL CITY BANK


                                  By:  /s/ Richard H. Michalik
                                      --------------------------------------
                                  Name:  Richard H. Michalik
                                        ------------------------------------
                                  Title:  Vice President
                                        ------------------------------------

                                  CREDIT LYONNAIS CHICAGO BRANCH


                                  By:
                                     ---------------------------------------
                                  Name:
                                       -------------------------------------
                                  Title:
                                       -------------------------------------

                                  THE BANK OF NOVA SCOTIA


                                  By:  /s/ F.C.H. Ashby
                                      --------------------------------------
                                  Name: F.C.H. Ashby
                                       -------------------------------------
                                  Title: Senior Manager Loan Operations
                                       -------------------------------------

                                  SOCIETE GENERALE CHICAGO BRANCH


                                  By:  /s/ Joseph A. Philbin
                                     ---------------------------------------
                                  Name: Joseph A. Philbin
                                       -------------------------------------
                                  Title: Director
                                       -------------------------------------


                                  THE LONG-TERM CREDIT BANK OF JAPAN, LTD.


                                  By:  /s/ Richard E. Stahl
                                     ---------------------------------------
                                  Name: Richard E. Stahl
                                       -------------------------------------
                                  Title:  Executive Vice President
                                       -------------------------------------


                                  CIBC, INC.


                                  By: /s/ Ihor Zaluckyj
                                     ---------------------------------------
                                  Name: Ihor Zaluckyj
                                       -------------------------------------
                                  Title: Executive Director
                                       -------------------------------------

                                  BANKERS TRUST COMPANY


                                  By: /s/ Robert R. Telesca
                                     ---------------------------------------
                                  Name: Robert R. Telesca
                                       -------------------------------------
                                  Title:  Assistant Vice President
                                       -------------------------------------

                                  THE SANWA BANK, LIMITED, CHICAGO BRANCH


                                  By: /s/ Gordon R. Holtby
                                     ---------------------------------------
                                  Name:  Gordon R. Holtby
                                        ------------------------------------
                                  Title:  Vice President and Manager
                                         -----------------------------------

                                  SCHEDULE ONE

                                    EXHIBIT C


                            DOMESTIC SWING LINE NOTE

$__________________                                              March ___, 1999

         FOR VALUE RECEIVED, the undersigned, [General Binding Corporation] [Borrowing Subsidiary], a ____________ corporation (the "Borrower"), promises to pay to the order of Harris Trust and Savings Bank (the "Bank") on the Revolving Credit Termination Date of the hereinafter defined Credit Agreement, at the principal office of Harris Trust and Savings Bank, in Chicago, Illinois, the principal sum of (i) _________________________________________
($______________________), or (ii) such lesser amount as may at the time of the maturity hereof, whether by acceleration or otherwise, be the aggregate unpaid principal amount of all Domestic Swing Line Loans owing from the Borrower to the Bank under the Domestic Swing Line Commitment provided for in the Credit Agreement.

         The Bank shall record on its books or records or on a schedule attached to this Domestic Swing Line Note, which is a part hereof, each Domestic Swing Line Loan made by it pursuant to the Credit Agreement, together with all payments of principal and interest and the principal balances from time to time outstanding hereon and the interest rates and Interest Period applicable thereto, provided that prior to the transfer of this Domestic Swing Line Note all such amounts, interest rates and Interest Periods shall be recorded on a schedule attached to this Domestic Swing Line Note. The record thereof, whether shown on such books or records or on a schedule to this Domestic Swing Line Note, shall be prima facie evidence of the same; provided, however, that the failure of the Bank to record any of the foregoing or any error in any such record shall not limit or otherwise affect the obligation of the Borrower to repay all Domestic Swing Line Loans made to it pursuant to the Credit Agreement together with accrued interest thereon.

         This Domestic Swing Line Note is one of the Domestic Swing Line Notes referred to in the Credit Agreement dated as of January 13, 1997, among General Binding Corporation, Harris Trust and Savings Bank, as Administrative Agent, and the Banks party thereto (as amended, the "Credit Agreement"), and this Domestic Swing Line Note and the holder hereof are entitled to all the benefits provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof. All defined terms used in this Domestic Swing Line Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement. This Domestic Swing Line Note shall be governed by and construed in accordance with the internal laws of the State of Illinois.

         Prepayments may be made hereon and this Domestic Swing Line Note may be declared due prior to the expressed maturity hereof, all in the events, on the terms and in the manner as provided for in the Credit Agreement.

         The Borrower hereby waives demand, presentment, protest or notice of any kind hereunder.

                                    [GENERAL BINDING CORPORATION]
                                       [BORROWING SUBSIDIARY]


                                    By
                                       Its________________________________

                                  SCHEDULE TWO


                                  SCHEDULE 9.2


                              LIST OF SUBSIDIARIES


                                                          Owned                            Percent            Jurisdiction of
            Investment                                     By                             Ownership            Organization
            ----------                                    -----                           ---------           ---------------
Allfax UK, Ltd.                             Ibico Limited                                     100             United Kingdom


Allfax Paper Products, Ltd.                 Ibico Limited                                     100             United Kingdom


Anillos Plasticos de Mexico S.A.            General Binding Corporation                       100                 Mexico


Compania Papelera Marmo S.V.                Grupo GBC S.A. de C.V.                           96.44                Mexico
                                            General Binding Corporation                       1.78
                                            GBC International, Inc.                           0.89
                                            VeloBind, Incorporated                            0.89


Federbush de Mexico S.A.                    GBC Mexicana S.A. de C.V.                         100                 Mexico


*GBC Australia Pty. Ltd.                    GBC International, Inc.                           100                Australia


GBC Handelsgesellschaft M.b.h.              GBC International, Inc.                           100                 Austria


GBC General Binding (Belgie) N.V.           GBC Nederland B.V.                                100                 Belgium


*GBC Canada, Inc.                           GBC International, Inc.                           100                 Canada


GBC Deutschland GmbH                        General Binding Corporation                       100                 Germany


*GBC/Fordigraph Pty. Ltd.                   GBC Australia Pty. Ltd.                           100                Australia


GBC France S.A.                             GBC Schweiz A.G.                                  100                 France


GBC India Holdings Corp.                    GBC International, Inc.                           100                 Nevada



--------------------

* Denotes Significant Subsidiary

                                                          Owned                            Percent            Jurisdiction of
            Investment                                     By                             Ownership            Organization
            ----------                                    -----                           ---------           ---------------
GBC International Export Sales Corp.        GBC International, Inc.                           100                Barbados


*GBC International, Inc.                    General Binding Corporation                       100                 Nevada


GBC International Services S.P.R.L.         GBC International, Inc.                            99                 Belgium
                                            General Binding Corporation                        1


*GBC Japan K.K.                             GBC International, Inc.                           100                  Japan


GBC Mexicana S.A. de C.V.                   Grupo GBC S.A. de C.V.                           96.44                Mexico
                                            General Binding Corporation                       1.78
                                            GBC International, Inc.                           0.89
                                            VeloBind, Incorporated                            0.89


*GBC Nederland B.V.                         GBC International, Inc.                           100               Netherlands


GBC New Zealand Ltd.                        GBC Australia Pty. Ltd.                           100               New Zealand


GBC Poland                                  GBC International, Inc.                          98.75                Poland
                                            General Binding Italia S.p.A.                     1.25


GBC Sales & Services                        GBC International, Inc.                           100                 Canada


GBC Schweiz A.G.                            GBC International, Inc.                           100               Switzerland


GBC Services PTY Ltd.                       GBC Australia PTY Ltd.                            100                Australia


GBC Singapore Pte. Ltd.                     GBC International, Inc.                           100                Singapore


*GBC United Kingdom Holdings, Ltd.          GBC International, Inc.                          98.18            United Kingdom
                                            General Binding Corporation                       1.82


*GBC United Kingdom, Ltd.                   Ibico Limited                                     100             United Kingdom


*General Binding Italia S.p.A.              Ibico Italia S.r.l.                               100                  Italy


Grupo GBC S.A. de C.V.                      General Binding Corporation                      58.972               Mexico
                                            GBC International, Inc.                          20.517
                                            VeloBind, Incorporated                           20.511


Ibico AG                                    GBC International, Inc.                           100               Switzerland

                                                          Owned                            Percent            Jurisdiction of
            Investment                                     By                             Ownership            Organization
            ----------                                    -----                           ---------           ---------------
Ibico Canada Inc.                           GBC International, Inc.                           100                 Canada


Ibico Chile S.A.                            Ibico GmbH                                        100                  Chile


Ibico Deutschland GmbH                      Ibico GmbH                                        100                 Germany


Ibico France S.A.                           Ibico GmbH                                        100                 France


*Ibico GmbH                                 GBC International, Inc.                           100               Switzerland


Ibico Holdings Singapore Pte.               Ibico GmbH                                        100                Singapore
Ltd.


Ibico Iberia, S.A.                          Ibico GmbH                                        100                  Spain


Ibico Italia S.r.l.                         GBC International, Inc.                          99.555                Italy
                                            Ibico GmbH                                       0.348
                                            General Binding Corporation                      0.097


Ibico Limited                               GBC United Kingdom                               94.01            United Kingdom
                                                Holdings, Ltd.
                                            Ibico GmbH                                        5.99


Ibico Portuguesa Lda.                       Ibico GmbH                                        100                Portugal


Ibico Scandinavia AB                        Ibico GmbH                                        100                 Sweden


Ibico Singapore Pte. Ltd.                   Ibico Holdings Singapore Pte. Ltd.                100                Singapore


Ibico Trading GmbH                          Ibico GmbH                                        100               Switzerland


InterBinding GmbH                           Ibico GmbH                                        100                 Germany


Mirabeau Contract Sales, Ltd.               Ibico Limited                                     100             United Kingdom


PBB&R S.A de C.V.                           GBC International, Inc.                            97                 Mexico
                                            General Binding Corporation                        2
                                            VeloBind, Incorporated                             1


Plastic Binding Corporation                 General Binding Corporation                       100                Illinois

                                                          Owned                            Percent            Jurisdiction of
            Investment                                     By                             Ownership            Organization
            ----------                                    -----                           ---------           ---------------
Printing Wire Supplies Limited              GBC International, Inc.                           100                 Ireland


Quartet Manufacturing (1997) Inc.           GBC Canada, Inc.                                  100                 Canada


*VeloBind, Incorporated                     General Binding Corporation                       100                Delaware